Exhibit 10.1

CONSULTING AGREEMENT

THIS AGREEMENT (the “Agreement”) is made effective April 10, 2005 between Charles E. Campbell & Associates, Inc. (hereinafter “Consultant”) and RONCO Acquisition Corporation and/or RONCO Marketing Corporation (hereinafter “Company”).

RECITALS

A. Consultant is engaged in and has considerable experience in reverse acquisitions and mergers with private companies becoming public companies through the reverse process. Also, Consultant has access to publicly trade shell corporations and can make those shell corporations available to private companies.

B. Company desires to be assured of the association and service of Consultant in order to avail itself of Consultant’s experience, skills and abilities, and background and knowledge to facilitate the Company’s development requirements in an orderly and efficient manner, and is therefore willing to engage Consultant upon the terms and conditions herein contained.

C. Consultant agrees to be engaged and retained by the Company upon said terms and conditions.

NOW, THEREFORE, in consideration of the recital, promises and conditions in this Agreement, the Consultant and Company agree as follows:

I.

CONSULTING SERVICES

Company hereby retains Consultant, on a non-exclusive basis, to find a candidate public company for a reverse acquisition or reverse merger and to render other such advice, consultation and information to the Board of Directors or the officers of the Company regarding the business of the Company.

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II.

TERM

The term of the Agreement shall be for 12 months beginning on April 11, 2005 or until the Closing of a reverse acquisition or reverse merger with a public shell corporation presented by Consultant to Company.

III.

COMPENSATION OF CONSULTANT

Company hereby agrees to compensate Consultant with $350,000 immediately and simultaneously, by Certified Check or wire transfer, upon the Closing of a reverse acquisition or reverse merger between a public OTCBB shell company (ID: Delaware authorized 300,000,000 shares) presented by Consultant and RONCO Acquisition Corporation and/or RONCO Marketing Corporation.

IV.

EXPENSES

The Consultant is responsible for all his expenses and the Company shall not be charged or expected to pay any of the Consultant’s expenses unless agreed to in advance in writing.

V.

RELATIONSHIP OF PARTIES

This Agreement shall not constitute an employer-employee relationship. It is the intention of each party that Consultant shall be an independent contractor and not an employee of the Company. Consultant shall not have authority to act as the agent of the Company, except when such authority is specifically delegated to Consultant by the Company. Subject to the express provisions herein, the manner and means utilized by Consultant in the performance of Consultant’s services hereunder shall be under the sole control of the Consultant. All compensation paid to Consultant hereunder shall constitute earnings to Consultant from self-employed income. Company shall not withhold any amounts therefrom for government income tax purposes.

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VI.

NOTICES

Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing or when deposited with the U.S. Postal Office addressed to the other party at the address appearing at the end of this Agreement with certified postage and receiving the Return Receipt properly endorsed. Either party may change its address by written notice made in accordance with this section.

VII.

GOVERNING LAW

This Agreement is made and shall be governed and construed in accordance with the laws of Illinois.

VIII.

ASSIGNMENT

Any attempt by either party to assign any rights, duties or obligations which arise under this Agreement without the prior written consent of the other party shall be void, and shall constitute a breach of the terms of this Agreement.

IX.

ENTIRE AGREEMENT; MODIFICATION

This Agreement constitutes the entire agreement between the Company and the Consultant. No promises, guarantees, inducements, or agreements,

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oral or written, expressed or implied, have been made other than as contained in this Agreement. This Agreement can only be modified or changed in writing signed by the party or parties to be changed.

X.

TERMINATION

This Agreement may be terminated only by mutual agreement in writing and upon payment in full of any and all unpaid fees.

XI.

LITIGATION EXPENSES

If any action at law or in equity is brought by either party to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and disbursements in addition to any other relief to which it may be entitled.

The parties agree that they will accept a copy of this document, sent by facsimile and signed in different places and at different times, as having the full force and legal effect of an original copy.

IN WITNESS WHEREOF, the parties have executed the Agreement on April 11, 2005.

Charles E. Campbell & Associates, Inc. 2148 Evans Road Flossmoor, IL 60422		RONCO Acquisition Corporation and/or RONCO Marketing Corporation 1330 Avenue of the Americas New York, New York 10019

By:	/s/ Charles E. Campbell	By:	/s/ Karl Douglas
	Charles E. Campbell	Print:	Karl Douglas
	President	Its:	Treasurer

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